EXHIBIT 10.4

                                Schedule 1.02(a)
                                       to
                            Stock Purchase Agreement

                                   LEXON, INC.
                                 PROMISSORY NOTE

$150,000                                                         Tulsa, Oklahoma
                                                                January 28, 2000

         FOR VALUE RECEIVED, LEXON, INC. hereby promises to pay to the order of UTEK CORPORATION ("UTEK") the principal amount of One Hundred and Fifty Thousand and no/100 Dollars ($150,000) plus interest as provided herein.

         1. Maturity. This Note and all accrued but unpaid interest shall be paid in 3 equal consecutive monthly principal payments of $50,000 each beginning on or before April 30, 2000 and continuing on or before May 31, 2000, and on or before June 30, 2000, respectively.

         2. Interest Rate. This Note shall bear interest until maturity at the rate of 10% per annum and thereafter the unpaid principal balance of this Note shall bear interest at the rate of 12% per annum.

         3. Maximum Interest Rate. Notwithstanding any provision herein, UTEK shall never be entitled to receive, collect or apply as interest on any amount owed hereunder any amount in excess of the maximum lawful rate of interest permitted to be charged by any applicable law. In the event UTEK shall ever receive, collect or apply as interest any amount in excess of any amount permitted to be received under applicable law, all such excess amounts shall be applied as of the date received to the reduction of the principal amount of indebtedness hereunder. After payment of the indebtedness in full, all remaining excess amounts paid shall forthwith be returned within five (5) days to LEXON.

         4. Permissive Prepayment. This Note and all indebtedness arising in connection herewith may be prepaid at any time and from time to time in whole or in part by LEXON without premium, penalty or other charges or fees whatsoever.

         5. Application of Payments. All payments against the indebtedness arising under this Note shall be applied first to costs of collection, second to accrued but unpaid interest and the balance to unpaid principal.

         6. Collateral. The indebtedness evidenced by this Note is secured by that certain Pledge and Security Agreement ("Pledge Agreement") given by LEXON in favor of UTEK of even date herewith. This Note is non-recourse except as it relates to the Collateral and the Pledged Shares under the Pledge Agreement.

         7. Events of Default. At the option of UTEK , this Note shall become immediately due and payable upon the occurrence and during the continuation of the following events of default:

               (a) LEXON fails to pay principal or interest within 15 business days after LEXON receives written notice of such payment default;

               (b) LEXON shall:

                    (1)  Be adjudicated a bankrupt or insolvent; or

                    (2) Admit in writing its inability to pay LEXON's debts generally as they become due; or

                    (3)  Apply for or consent to the  appointment of a receiver,
                         trustee,   or   liquidator   of  LEXON  or  of  all  or
                         substantially all of LEXON's assets; or

                    (4) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of or seek any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing; or

                    (5) File an answer admitting the material allegations of, or consenting to, or failure to answer timely a
                         petition   filed  against  LEXON  in  any   bankruptcy,
                         reorganization, rearrangement, debtor's relief, or other insolvency proceedings; or

                    (6) Institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of all or substantially all of LEXON's debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers granted hereby; or

                (c) An order, judgment, or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of LEXON or appointing a receiver, trustee, or liquidator of LEXON or of all or substantially all of its assets, and such order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after entry thereof; or

                (d) A petition is filed against LEXON seeking reorganization, an arrangement with creditors, or any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing, and such petition is not discharged within sixty (60) days after the filing thereof.

         If one or more events of default shall occur and be continuing, after the expiration of any grace or curative period provided herein, UTEK may, at its option, declare the entire indebtedness arising hereunder due and payable and may proceed to protect and enforce any and all rights to enforce payment of all indebtedness arising hereunder at law or in equity. All rights, remedies and powers conferred upon UTEK herein shall be cumulative and not exclusive of any other rights, remedies or powers. No delay or omission to exercise any right, remedy or power shall impair any such right, remedy or power or shall be construed to be a waiver of any event of default or any acquiescence or forbearance with respect thereto. Any right, remedy or power granted hereunder or applicable under law or in equity may be exercised from time to time, independently or concurrently. No waiver of any event of default shall extend any other subsequent event of default. No single or partial exercise of any right, remedy or power shall preclude the exercise of any other right, remedy or power or the further exercise thereof.

         8. Governing Law. This Note has been executed and delivered in Hillsborough County, Florida and shall be governed by and construed in accordance with the laws of the State of Florida. UTEK expressly agrees that the courts of Florida shall have jurisdiction over all proceedings in connection herewith, and LEXON agrees that for purposes of enforcement of UTEK 's rights and remedies hereunder, venue and personal jurisdiction are proper in the courts situated in Hillsborough County, Florida. LEXON waives any right to a jury trial.

         9. Severability. In the event any provision of this Note shall be declared by a court of competent jurisdiction to be unenforceable or invalid for any reason whatsoever, the remaining provisions of this Note shall not be affected thereby and all such remaining provisions shall be enforced to the maximum extent permitted by law.

         10. Costs of Collection. If this Note or any portion hereof is not paid when due, after expiration of all curative periods, LEXON promises to pay all reasonable costs of collection, including but not limited to, all reasonable attorneys' fees, court costs and reasonable expenses incurred in good faith by UTEK in order to obtain prompt, punctual and proper payment of all amounts of indebtedness arising hereunder.

         11. Waiver. LEXON and all other parties now or hereafter liable for the payment of the indebtedness arising hereunder, whether as endorser, guarantor, surety or otherwise, waive demand, presentment, diligence in collecting and consent to all extensions which from time to time may be granted.

         12. Binding Effect. This Note and all the covenants, promises, obligations and agreements of LEXON and all rights, powers, privileges and entitlements of UTEK shall be binding upon and inure to the benefit of their respective successors, legal representatives, and permitted assigns.

         13. Currency and Place of Payment. All payments of principal and interest arising in connection with this Note shall be made in lawful currency of the United States of America and shall be paid to UTEK at 202 Wheeler Street, Plant City, Florida 33566 or such other place as UTEK shall instruct LEXON in writing.

                                             LEXON, INC.


                                             By  /s/ GIFFORD MABIE
                                             Gifford Mabie, President

                                       3